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                                                                       EXHIBIT B

            PROPOSED AMENDMENT TO THE MEDICAL ACTION INDUSTRIES INC.
                      1989 NON-QUALIFIED STOCK OPTION PLAN

     The Medical Action Industries Inc. 1989 Non-Qualified Stock Option Plan (the 'Plan') is hereby amended as follows:

          1. Section 3(b) is hereby amended and restated in its entirety as follows:
          'Subject to adjustments made pursuant to the provisions of Paragraph
        (c) of this Section 3, the aggregate number of shares to be delivered upon exercise of all Options that may be granted under this Plan shall be 2,150,000 shares. If an Option granted under the Plan shall expire or terminate for any reason during the term of the Plan, the shares subject to but not delivered under such Option shall be available for the grant of other Options. The foregoing notwithstanding, no person may be granted Options in any calendar year to purchase shares of Common Stock which in the aggregate have a fair market value of more than $100,000.'

          2. Section 5 is hereby amended and restated in its entirety as follows:
          'The terms during which Options may be granted under the Plan shall commence on October 25, 1989 and expire on OCTOBER 24, 2009, provided, however, that if the Plan is not approved by the stockholders of Medical Action all Options granted hereunder shall become null and void. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the maximum period during which each Option may be exercised may be fixed by the Board or the Committee, as the case may be, at the time such Option is granted but shall in no event exceed TEN (10) years.

          3. The effective date of this Amendment to the Plan shall be August 18, 1998.

                                      B-1
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                         MEDICAL ACTION INDUSTRIES INC.
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


    The undersigned hereby appoints Paul D. Meringola and Richard G. Satin, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Medical Action Industries Inc. (the 'Company') to be held on August 18, 1998 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned directed below, and in their discretion upon such other matters as may come before the meeting.


    /x/ Please mark your votes as in this example.

    1. Election of Directors:
                         FOR / /          WITHHELD / /

    FOR, EXCEPT VOTE WITHHELD FOR THE FOLLOWING NOMINEE(S): ____________________

    NOMINEES: Paul D. Meringola, Dr. Philip F. Corso

    2. Approval of a proposal to amend the Company's 1989 Non-Qualified Stock Option Plan

                           FOR / /          AGAINST / /          ABSTAIN / /

                                                  (To be Signed on Reverse Side)
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    3. Approval of a proposal to create a class of Preferred Stock

                           FOR / /          AGAINST / /          ABSTAIN / /

    4. Approval of the ratification of Grant Thornton LLP as independent public auditors of the Company for the fiscal year ending March 31, 1999.

                           FOR / /          AGAINST / /          ABSTAIN / /

                                               Date ____________________________
                                               Signature _______________________
                                               Signature _______________________
                                               NOTE: Please sign as name appears
                                               hereon. Joint owners should each
                                               sign. When signing as attorney,
                                               executor, administrator or
                                               guardian, please give full title
                                               as such.